Exhibit 99.1

Investor Contact:	Media Contact:
Kelly Pasterick	Monica Orbe
(212) 836-2674	(212) 836-2632
Kelly.Pasterick@alcoa.com	Monica.Orbe@alcoa.com

June 26, 2014

Alcoa’s Transformation Accelerates, Will Acquire Firth Rixson to Grow Global Aerospace Portfolio

Transaction expands Alcoa’s leadership in jet engine components

•	$2.85 billion acquisition, $2.35 billion in cash, $500 million common stock; additional $150 million potential earn-out

•	Significantly accelerates Alcoa’s portfolio transformation, builds out value-add business, grows innovation capabilities and broadens multi-material product mix

•	Increases Alcoa’s 2013 pro forma aerospace revenue by 20 percent to $4.8 billion and expands product suite in growing jet engine segment

•	Expected to contribute incremental $1.6 billion revenues and $350 million EBITDA in 2016

•	Firth Rixson’s sales are expected to grow through 2019 at a rate more than double the global aerospace market

•	Expected annual synergy cost savings of more than $100 million by year five

NEW YORK—(BUSINESS WIRE)—Alcoa (NYSE:AA) today announced it is significantly accelerating its portfolio transformation. The Company has signed a definitive agreement to acquire Firth Rixson, a global leader in aerospace jet engine components, from Oak Hill Capital Partners, for $2.85 billion in cash and stock. Under the terms of the deal, Alcoa will purchase Firth Rixson for $2.35 billion in cash, plus $500 million of Company stock and an additional $150 million potential earn-out.

The acquisition further strengthens Alcoa’s robust aerospace business. It positions the Company to capture additional aerospace growth with a broader range of high-growth, value-add jet engine components. The acquisition is strategically aligned with the Company’s objective to continue to build its value-add businesses.

“The acquisition of Firth Rixson is a major milestone in Alcoa’s transformation,” said Klaus Kleinfeld, Alcoa Chairman and Chief Executive Officer. “This transaction will bring together some of the greatest innovators in jet engine component technology; it will significantly expand our market leadership and growth potential. Firth Rixson increases the earnings power and broadens the market reach of our high-value aerospace portfolio and will deliver compelling and sustainable value for customers and shareholders.”

“We at Oak Hill Capital have worked closely with the Firth Rixson team, led by CEO David Mortimer, to create long-term strategic value,” said Denis J. Nayden, Managing Partner of Oak Hill Capital. “By investing in new capabilities and technology in partnership with the leading aerospace engine customers, we strengthened Firth Rixson’s global leadership and built a business with strong growth, a large backlog of booked business and significant further potential. We are excited about the equity we are receiving in Alcoa and confident that the combination of Alcoa and Firth Rixson will achieve great success as a strategic supplier to the world’s best aerospace companies.”

Transaction Benefits

The Firth Rixson acquisition offers significant benefits to Alcoa. Firth Rixson’s revenues are expected to grow 60 percent over the next three years, from $1 billion in 2013 to $1.6 billion, and contribute $350 million EBITDA in 2016. Firth Rixson’s sales are expected to grow 12 percent annually through 2019, a rate more than double the expanding global aerospace market. Approximately 70 percent of Firth Rixson’s growth is secured by long-term agreements.

Firth Rixson grows Alcoa’s annual aerospace revenues by 20 percent, from $4 billion in 2013 to $4.8 billion on a pro forma basis and is expected to increase the contribution of the high-growth aerospace segment to Alcoa’s value-add revenues from 30 percent to nearly 35 percent. Alcoa’s aerospace business is the largest contributor to Alcoa’s value-add businesses, which in 2013 comprised 57 percent of overall revenues and 80 percent of segment profits.

While the two businesses are highly complementary with limited product overlap, the Company also expects to realize significant synergy cost savings, primarily driven by purchasing and productivity improvements, optimizing internal metal supply and leveraging Alcoa’s global shared services. These cost savings are expected to reach more than $100 million annually by year five. The transaction is expected to be neutral to earnings the first year and accretive thereafter and will generate a return in excess of cost of capital.

Strategic Rationale

Firth Rixson has a strong portfolio of world-class assets that complements and deepens Alcoa’s penetration of the growing aerospace market. Firth Rixson has gained share in each successive generation of engine platforms through its strong market position in rings and significant investment in isothermal forging. Firth Rixson currently holds the number one global position in seamless rolled jet engine rings, engineered from nickel-based superalloys and titanium, and is a major supplier of jet engine forgings, expanding Alcoa’s presence into the full range of global aerospace engine forgings. It is also one of the world’s leading suppliers of vacuum melted superalloys used to make aerospace, industrial gas turbine, oil and gas products and structural components for landing gear applications.

Through Firth Rixson, Alcoa enters into a highly specialized segment of jet engine forgings that require isothermal forging technology. Isothermally forged parts are increasingly required in jet engines that use elevated turbine temperatures to maximize power output, drive fuel efficiency and reduce emissions. Demand for large isothermal aerospace engine disks is expected to triple in the next eight years driven by strong aerospace build rates.

Firth Rixson recently entered this segment with the development of the state-of-the art Savannah, Georgia facility, which includes a 19.5k ton isothermal press and a 33k ton conventional forge press for other large aerospace components.

Approximately 75 percent of Firth Rixson’s revenues in 2013 were from the aerospace industry, with the balance split between other markets such as industrial gas turbine, commercial transportation and oil and gas, complementing Alcoa’s growth markets.

Capitalizing on Growing Commercial Jet Market

This transaction is expected to enable Alcoa to capitalize on strong growth in the commercial aerospace sector. Alcoa projects a compounded annual commercial jet growth rate of 7 percent through 2019 and sees a current 9-year production order book at 2013 delivery rates.

Alcoa’s aerospace business holds the number one global position in aluminum forgings and extrusions, jet engine airfoils and fastening systems and is a leading supplier of structural castings made of titanium, aluminum and nickel-based superalloys, produced by its downstream business, Engineered Products and Solutions (EPS). Alcoa has increased adjusted EBITDA margins of its EPS business from 9.2 percent in 2003 to 21.5 percent in 2013. The Company also holds leading market positions in aerospace aluminum sheet and plate produced by its midstream business, Global Rolled Products.

Timing and Financing

The transaction, which has been approved by the Boards of Directors of both companies, remains subject to customary conditions and receipt of regulatory approvals. Alcoa expects to obtain all required regulatory clearances and close the transaction by the end of 2014.

The acquisition will be supported by a fully committed bridge facility from Morgan Stanley. Alcoa will subsequently issue a prudent combination of debt and equity-content securities and remains committed to maintaining its investment grade rating.

Greenhill and Morgan Stanley acted as financial advisors to Alcoa and Wachtell, Lipton, Rosen & Katz acted as legal advisor. Citigroup and Lazard acted as financial advisors to Firth Rixson and Paul, Weiss, Rifkind, Wharton & Garrison acted as legal advisor.

Conference Call Information

Alcoa will host a conference call at 8:30 AM Eastern Daylight Time on June 26, 2014 to discuss the transaction. The meeting will be webcast via alcoa.com. Call information and related details are available at www.alcoa.com under “Invest.” Presentation materials used during this meeting will be available for viewing at 7:15 AM EDT at www.alcoa.com.

Additional resources: Go to www.alcoa.com/firthrixsonacquisition for more information, photos and b-roll.

About Alcoa

A global leader in lightweight metals engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

About Firth Rixson

Headquartered in Sheffield, UK, Firth Rixson provides rings, forgings and metal products to the aerospace sector and other industries requiring highly engineered material applications. It is the world’s largest supplier of seamless rings for aero-engines and leads the way in conventionally and isothermally forged engine disc technology. The company’s integrated extrusion and closed die forging operation serves the jet engine, landing gear system, mining and oilfield component markets, and its specialized cast and wrought superalloy material operation supplies a multitude of high technology markets. With 13 operating facilities in the US, UK, Europe and Asia, the company supplies a best-in-class customer base in over 40 countries. Firth Rixson (www.firthrixson.com) is owned by US-based private equity firm Oak Hill Capital Partners (www.oakhillcapital.com).

About Oak Hill Capital Partners

Oak Hill Capital Partners is a private equity firm with more than $8 billion of initial capital commitments from leading entrepreneurs, endowments, foundations, corporations, pension funds, and global financial institutions. Since inception 28 years ago, the professionals at Oak Hill Capital and its predecessors have invested in more than 70 significant private equity transactions across broad segments of the U.S. and global economies. Oak Hill Capital applies an industry-focused, theme-based approach to investing in the following sectors: Consumer, Retail & Distribution; Industrials; Media & Communications; and Services. Oak Hill Capital works actively in partnership with management to implement strategic and operational initiatives to create franchise value.

Forward-Looking Statements

Certain statements in this release, including statements regarding the proposed acquisition by Alcoa Inc. (“Alcoa” or “the Company”) of the Firth Rixson business, the proposed financing of the transaction and potential earn-out payments, Alcoa’s portfolio transformation, the combined company’s plans, objectives, expectations and intentions, expected contribution to revenues and adjusted EBITDA, leadership in the aerospace jet engine components industry, and the expected size, scope and growth of the combined company’s operations and the market in which it will operate, expected synergies, the anticipated issuance of Company common stock in the acquisition, as well as the expected timing, closing and benefits of the transaction, may contain words such as “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “outlook,” “plans,” “projects,” “should,” “could,” “may,” “seeks,” “targets,” “will,” “believes,” or other words of similar meaning that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the proposed transaction and the operating environment, economies and markets in which the Company and Firth Rixson operate. These statements are subject to important risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances.

In making these statements, the Company has made assumptions with respect to: the ability of the Company and Firth Rixson to achieve expected synergies and the timing of same; the ability of the Company and Firth Rixson to predict and adapt to changing customer requirements, demand, preferences and spending patterns; future capital expenditures, including the amount and nature thereof; trends and developments in the aerospace, metals engineering and manufacturing sectors and other sectors of the economy which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters. The Company’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. The Company’s beliefs and assumptions may prove to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein. Actual results or events could differ materially from those contemplated in forward-looking statements as a result of risks and uncertainties relating to the transaction and financing thereof, including: (a) the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (b) Alcoa’s increased levels of indebtedness as a result of the proposed transaction, which could limit Alcoa’s operating flexibility and opportunities; (c) Alcoa’s inability to complete the anticipated financing as contemplated by the commitment letter prior to the contractually required time for closing of the proposed transaction or otherwise secure favorable terms for such financing; (d) the possibility that certain assumptions with respect to Firth Rixson or the proposed transaction could prove to be inaccurate; (e) failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed transaction; (f) the potential failure to retain key employees of Alcoa or Firth Rixson as a result of the proposed transaction or during integration of the businesses; (g) potential sales of the Company common stock issued in the acquisition; (h) the loss of customers, suppliers and other business relationships of Alcoa or Firth Rixson as a result of the transaction; and (i) disruptions resulting from the proposed transaction, making it more difficult to maintain business relationships. Additionally, important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include the risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended March 31, 2014, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Nothing on our website is included or incorporated by reference herein.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The common shares of the Company will only be issued pursuant to the terms of the definitive agreement.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Alcoa’s consolidated financial information but is not presented in Alcoa’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedule to this release and on our website at www.alcoa.com under the “Invest” section. Alcoa has not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP financial measures, due primarily to variability and difficulty in making accurate forecasts and projections, as not all of the information necessary for a quantitative reconciliation is available to the Company without unreasonable effort.

Alcoa and subsidiaries

Calculation of Financial Measures (unaudited)

(dollars in millions)

Engineered Products and Solutions	Year ended
	December 31,
Adjusted EBITDA Margin	2003	2013
After-tax operating income (ATOI)	$126	$726

Add:
Depreciation, depletion, and amortization	166	159
Income taxes	57	348
Other	11	(2)

Adjusted EBITDA	$360	$1,231

Third-party sales	$3,905	$5,733

Adjusted EBITDA Margin	9.2%	21.5%

Alcoa’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.